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                                                                    EXHIBIT 2.25

                                 AMENDMENT NO. 1
                                     TO THE
                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        This Amendment No. 1 to the Agreement and Plan of Reorganization and Merger (this "Amendment No. 1"), dated as of September 30, 1997, is by and among AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("APP") and ROCKLAND RADIOLOGICAL GROUP, P.C., a New York professional corporation (the "Company").

                                    RECITALS

        A. APP and the Company entered into that certain Agreement and Plan of Reorganization and Merger dated as of June 27, 1997 (the "Agreement").

        B. APP and the Company desire to amend the Agreement in accordance with the terms and conditions of this Amendment No. 1.

        NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

        1. Amendment to Section 15.1(e). APP and the Company hereby agree to amend Section 15.1(e) to the Agreement in its entirety, as follows:

                      (e) by APP or the Company if the Merger shall not have been consummated by November 30, 1997.

        2. No Other Amendments. Except as set forth in this Amendment No. 1, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

                                       APP:

                                       AMERICAN PHYSICIAN PARTNERS, INC.


                                       By:_________________________________
                                          Gregory L. Solomon, President

                                       THE COMPANY:

                                       ROCKLAND RADIOLOGICAL GROUP, P.C.


                                       By:_________________________________
                                       Its:________________________________